Exhibit 99.1
3M Reports Second-Quarter 2022 Results
Second-Quarter Highlights:
•Aearo Technologies takes action to efficiently and equitably resolve litigation related to Combat Arms Earplugs resulting in a pre-tax charge of $1.2 billion, or $1.66 per share; Company reports GAAP earnings per share of $0.14, including impact of Special Items.
•Adjusted earnings per share of $2.48 in midst of continued uncertain macroeconomic environment.

	Q2 2022	Q2 2021
GAAP EPS	$0.14	$2.59
Special Items:
Aearo Technologies actions - Combat Arms Earplugs	1.66	—
Zwijndrecht-related (PFAS-related environmental commitments as previously announced on July 6, 2022)	0.51	—
Other net costs for significant litigation	0.17	0.16
Adjusted EPS	$2.48	$2.75

Memo:
GAAP operating income margin	1.3%	22.0%
Adjusted operating income margin	21.0%	23.4%
See the “Supplemental Financial Information Non-GAAP Measures” section for applicable information.
•Sales of $8.7 billion, down 3 percent year-on-year, which included a negative 4 percentage point impact from foreign currency translation due to strength of U.S. dollar.
•Organic sales growth of 1 percent year-on-year which included a 4 percentage point headwind from the combined impact of China COVID-related lockdowns and decline in disposable respirator demand.
•Operating cash flow was $1.1 billion, down 40 percent year-on-year, while adjusted free cash flow was $1.0 billion, down 41 percent year-on-year.
•3M returned $0.8 billion to shareholders via dividends.
ST. PAUL, Minn. – July 26, 2022 − 3M (NYSE: MMM) today reported second-quarter 2022 results.
“In a challenging macroeconomic environment, 3M executed well and delivered solid earnings, while continuing to drive growth through investments in large, fast-growing areas,” said 3M chairman and CEO Mike Roman. “Looking ahead, we updated our adjusted full-year expectations largely due to the strength of the U.S. dollar and uncertain macroeconomic environment. We remain focused on innovating for customers, driving operational improvements and advancing our environmental stewardship – while positioning 3M for the future through our plan to spin-off our Health Care business and resolve Combat Arms litigation in a manner that is efficient and equitable.”
Full-Year 2022 Outlook
3M updated its full-year sales and earnings expectations to reflect the impact of the strong U.S. dollar along with the current uncertain macroeconomic environment.
•Total sales growth: -2.5 to -0.5 percent vs. 1 to 4 percent prior
•Organic sales growth: 1.5 to 3.5 percent vs. 2 to 5 percent prior
•Foreign currency translation: -4 percent vs. -1 percent prior
•GAAP earnings per share: $7.32 to $7.82 vs. $9.89 to 10.39 prior
•Adjusted earnings per share: $10.30 to $10.80 vs. $10.75 to $11.25 prior
•Operating cash flow of $6.6 to $7.2 billion contributing to 90% to 100% adjusted free cash flow conversion
See the “Supplemental Financial Information Non-GAAP Measures” section for applicable information.

Taking Steps to Equitably Resolve Litigation Related to Combat Arms Earplugs
In a separate press release issued today, 3M announced it is taking steps to resolve litigation related to Combat Arms Earplugs Version 2 (“Combat Arms Earplugs”). Aearo Technologies and related entities (“Aearo Technologies”), all of which are wholly-owned 3M subsidiaries, have voluntarily initiated chapter 11 proceedings. With this change in strategy, this process is intended to resolve claims related to Combat Arms Earplugs in a manner that is equitable to all parties, including plaintiffs with claims that are determined to be entitled to compensation. 3M and all other associated businesses have not filed for chapter 11 and will continue to operate as usual. Aearo Technologies' will also continue to operate in the ordinary course.
To access the press release, please visit our press release page here.

Planned Spin-Off of Health Care Business
In a separate press release issued today, 3M announced its intent to spin off its Health Care business, resulting in two world-class, public companies well positioned to pursue their respective growth plans.
To access the press release, please visit our press release page here.

Update on Pending Food Safety Transaction with Neogen
3M has now indicated it intends to complete the transaction through a split-off with a targeted closing date of September 1, 2022, subject to approval by Neogen shareholders, receipt of required regulatory approvals and the satisfaction of other customary closing conditions.
Zwijndrecht, Belgium Facility Received Approval to Restart Idled Manufacturing
As previously reported on July 6, 2022, 3M received approval from the Flemish authorities to restart certain operations at its Zwijndrecht, Belgium manufacturing facility that have been idled in recent months, including production of electronic heat transfer fluids and others. This approval has been granted following 3M’s investment in new and additional technologies to significantly reduce PFAS discharges and emissions from its facility, as well as our submission of testing data that indicates the effectiveness of these technologies. The restart process for these operations is on track with the company’s expectations.
Conference Call
3M will conduct an investor teleconference at 9 a.m. EDT (8 a.m. CDT) today. Investors can access this conference via the following:
•Live webcast at http://investors.3M.com.
•Live telephone:
Call 800-762-2596 within the U.S. or +1 212-231-2916 outside the U.S. Please join the call at least 10 minutes before the start time.
•Webcast replay:
Go to 3M’s Investor Relations website at http://investors.3M.com and click on “Quarterly Earnings.”
•Telephone replay:
Call 800-633-8284 within the U.S. or +1 402-977-9140 outside the U.S. (for both U.S. and outside the U.S., the access code is 21999290). The telephone replay will be available until 11:30 a.m. EDT (10:30 a.m. CDT) on August 1, 2022.

Forward-Looking Statements
This news release contains forward-looking information about 3M's financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as "anticipate," "estimate," "expect," "aim," "project," "intend," "plan," "believe," "will," "should," "could," "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, capital markets and other external conditions and other factors beyond the Company's control, including natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) risks related to public health crises such as the global pandemic associated with the coronavirus (COVID-19); (3) foreign currency exchange rates and fluctuations in those rates; (4) liabilities related to certain fluorochemicals, including lawsuits concerning various PFAS-related products and chemistries, and claims and governmental regulatory proceedings and inquiries related to PFAS in a variety of jurisdictions; (5) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2021, as updated by the Company's Current Report on Form 8-K dated April 26, 2022, and any subsequent quarterly reports on Form 10-Q (the "Reports"); (6) competitive conditions and customer preferences; (7) the timing and market acceptance of new product offerings; (8) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (11) operational execution, including scenarios where the Company generates fewer productivity improvements than estimated; (12) financial market risks that may affect the Company's funding obligations under defined benefit pension and postretirement plans; (13) the Company's credit ratings and its cost of capital; (14) tax-related external conditions, including changes in tax rates, laws or regulations; (15) matters relating to the proposed spin-off of the Company’s Health Care business, including whether the transaction will be completed, or if completed, will be on the expected terms; the risk that the expected benefits will not be realized; the risk that the costs or dis-synergies will exceed the anticipated amounts; the ability to satisfy the various closing conditions; potential business disruption; the diversion of management time; the impact of the transaction (or its pendency) on the Company’s ability to retain talent; potential impacts on the Company’s relationships with its customers, suppliers, employees, regulators and other counterparties; the ability to realize the desired tax treatment (including whether an Internal Revenue Service private letter ruling will be sought or obtained); the risk that any consents or approvals required will not be obtained; risks associated with financings that may be undertaken and indebtedness that may be incurred in connection with the transaction; and (16) matters relating to the voluntary chapter 11 proceedings of the Company’s subsidiary Aearo Technologies and certain of its affiliates (the “Aearo Entities”), including legal risks related to the chapter 11 proceedings; potential impacts to the Company’s reputation and its relationships with customers, suppliers, employees, regulators and other counterparties and community members; potential impacts to the Company’s liquidity or results of operations, including risks related to the amount that will be necessary to fully and finally resolve all of the Company’s obligations to make payments to resolve such claims under the terms of its funding and indemnification agreement with the Aearo Entities; and the Aearo Entities’ ability to navigate the chapter 11 proceedings to obtain approval and consummation of a plan of reorganization. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under "Cautionary Note Concerning Factors That May Affect Future Results" and "Risk Factors" in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The Company assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

3M Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(Millions, except per-share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net sales	$8,702	$8,950	$17,531	$17,801

Operating expenses
Cost of sales	5,093	4,719	9,919	9,244
Selling, general and administrative expenses	3,023	1,746	4,905	3,554
Research, development and related expenses	476	514	956	1,038
Total operating expenses	8,592	6,979	15,780	13,836
Operating income	110	1,971	1,751	3,965

Other expense (income), net	50	33	88	82

Income before income taxes	60	1,938	1,663	3,883
Provision for income taxes	(23)	415	279	734
Income of consolidated group	83	1,523	1,384	3,149

Income (loss) from unconsolidated subsidiaries, net of taxes	(1)	2	1	3
Net income including noncontrolling interest	82	1,525	1,385	3,152

Less: Net income (loss) attributable to noncontrolling interest	4	1	8	4

Net income attributable to 3M	$78	$1,524	$1,377	$3,148

Weighted average 3M common shares outstanding – basic	571.0	581.0	571.6	580.7
Earnings per share attributable to 3M common shareholders – basic	$0.14	$2.62	$2.41	$5.42

Weighted average 3M common shares outstanding – diluted	572.7	588.6	573.8	587.4
Earnings per share attributable to 3M common shareholders – diluted	$0.14	$2.59	$2.40	$5.36

3M Company and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$2,722	$4,564
Marketable securities – current	262	201
Accounts receivable – net	4,914	4,660
Inventories	5,645	4,985
Prepaids	588	654
Other current assets	383	339
Total current assets	14,514	15,403
Property, plant and equipment – net	9,319	9,429
Operating lease right of use assets	835	858
Goodwill and intangible assets – net	18,057	18,774
Other assets	2,909	2,608
Total assets	$45,634	$47,072
LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and current portion of long-term debt	$2,257	$1,307
Accounts payable	3,273	2,994
Accrued payroll	704	1,020
Accrued income taxes	228	260
Operating lease liabilities – current	256	263
Other current liabilities	3,178	3,191
Total current liabilities	9,896	9,035
Long-term debt	14,019	16,056
Other liabilities	7,903	6,864
Total liabilities	31,818	31,955
Total equity	13,816	15,117
Shares outstanding
June 30, 2022: 569,603,928
December 31, 2021: 571,845,478
Total liabilities and equity	$45,634	$47,072

3M Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	Six months ended June 30,
	2022	2021
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$2,138	$3,575

Cash flows from investing activities:
Purchases of property, plant and equipment	(808)	(704)
Purchases and proceeds from sale or maturities of marketable securities and investments – net	(62)	(402)
Proceeds from sale of businesses, net of cash sold	13	—
Other investing activities	43	63

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(814)	(1,043)

Cash flows from financing activities:
Change in debt	(834)	(445)
Purchases of treasury stock	(773)	(734)
Proceeds from issuances of treasury stock pursuant to stock option and benefit plans	227	480
Dividends paid to shareholders	(1,700)	(1,716)
Other financing activities	(22)	(19)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(3,102)	(2,434)

Effect of exchange rate changes on cash and cash equivalents	(64)	(37)

Net increase (decrease) in cash and cash equivalents	(1,842)	61
Cash and cash equivalents at beginning of year	4,564	4,634
Cash and cash equivalents at end of period	$2,722	$4,695

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)

	Operating Income (Loss)							Net Income Attrib-utable to 3M		Year-over-year earnings per diluted share percent change
(Dollars in millions, except per share amounts)	Safety and Industrial	Safety and Industrial Margin	Total Company	Total Company Margin	Income Before Taxes	Provision for Income Taxes	Effective Tax Rate		Earnings per Diluted Share
Three months ended June 30, 2021 GAAP	$662	21.8%	$1,971	22.0%	$1,938	$415	21.5%	$1,524	$2.59
Adjustments for special items:
Net costs for significant litigation	52		127		127	30		97	0.16
Three months ended June 30, 2021 adjusted amounts (non-GAAP measures) (a)	$714	23.6%	$2,098	23.4%	$2,065	$445	21.6%	$1,621	$2.75
Three months ended June 30, 2022 GAAP	$(707)	(24.2)%	$110	1.3%	$60	$(23)	(38.3)%	$78	$0.14	(95)%
Adjustments for special items:
Net costs for significant litigation	1,337		1,716		1,716	374		1,342	2.34
Three months ended June 30, 2022 adjusted amounts (non-GAAP measures) (a)	630	21.5%	$1,826	21.0%	$1,776	$351	19.8%	$1,420	$2.48	(10)%
Six months ended June 30, 2021 GAAP	1,414	23.1%	$3,965	22.3%	$3,883	$734	18.9%	$3,148	$5.36
Adjustments for special items:
Net costs for significant litigation	117		$262		$262	$62		$200	$0.34
Six months ended June 30, 2021 adjusted amounts (non-GAAP measures) (a)	1,531	25.0%	$4,227	23.7%	$4,145	$796	19.2%	$3,348	$5.70
Six months ended June 30, 2022 GAAP	(71)	(1.2)%	$1,751	10.0%	$1,663	$279	16.8%	$1,377	$2.40	(55)%
Adjustments for special items:
Net costs for significant litigation	1,400		$1,966		$1,966	$399		$1,567	$2.73
Six months ended June 30, 2022 adjusted amounts (non-GAAP measures) (a)	1,329	22.2%	$3,717	21.2%	$3,629	$678	18.7%	$2,944	$5.13	(10)%

(Dollars in millions, except per share amounts)	Full Year 2022 Forecast
		Earnings per share
2022 GAAP earnings per share (GAAP)*		$7.32	to	$7.82
Adjustments for estimated special items:	Pre-tax
Net costs for significant litigation	~$2,150		$2.98
Divestiture costs*	—		—
2022 adjusted earnings per share amounts (non-GAAP measures) (a)		$10.30	to	$10.80
*    3M does not include projected divestiture gains and the impact potentially-divested businesses may have on expected operations in its forecasted outlook guidance until close of a transaction as these items have not yet occurred and generally involve certain conditions that are outside of 3M’s control. Additionally, 3M cannot, without unreasonable effort, forecast certain items required to develop meaningful comparable GAAP financial measures. These items include, but are not limited to, divestiture costs in light of the fact that such items are difficult to predict in advance to include in a GAAP estimate. This is due to limitations in predicting the meaningful amount and timing of costs involved over the duration of an announced segment-sized deal, including factors outside of 3M’s control, and 3M believes would result in a range of projected values so broad as to not be meaningful to investors. For these reasons, 3M believes that the probable significance of such information is low.
__________________________

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)
(a)In addition to reporting financial results in accordance with U.S. GAAP, 3M also provides non-GAAP measures that adjust for the impacts of special items. Special items for the periods presented include the items described in the section entitled “Description of Special Items”. Operating income (loss), segment operating income (loss), income before taxes, net income, earnings per share, and the effective tax rate are all measures for which 3M provides the reported GAAP measure and a measure adjusted for special items. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures. While the Company includes certain items in its measure of segment operating performance, it also considers these non-GAAP measures in evaluating and managing its operations. The Company believes that discussion of results adjusted for special items is useful to investors in understanding underlying business performance, while also providing additional transparency to the special items. Special items impacting operating income (loss) are reflected in Corporate and Unallocated, except as described with respect to net costs for significant litigation in the “Description of Special Items” section. The determination of these items may not be comparable to similarly titled measures used by other companies.
In the first quarter of 2022, the Company changed the extent of matters and charges/benefits it includes within special items with respect to net costs for significant litigation. Previously, 3M included net costs, when significant, associated with changes in accrued liabilities related to respirator mask/asbestos litigation and PFAS-related other environmental matters, along with the associated tax impacts. The non-GAAP measure changes involved including net costs for litigation related to 3M's Combat Arms Earplugs, expanding net costs to include external legal fees and insurance recoveries associated with the applicable matters in addition to changes in accrued liabilities, and to include all such net costs for the applicable matters, not just when considered significant. The information provided herein reflects the impacts of these changes for all periods presented.

	Three months ended June 30,		Six months ended June 30,
Major GAAP Cash Flow Categories (dollars in millions)	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$1,127	$1,887	$2,138	$3,575
Net cash provided by (used in) investing activities	(551)	(674)	(814)	(1,043)
Net cash provided by (used in) financing activities	(1,048)	(1,183)	(3,102)	(2,434)

Major GAAP Cash Flow Categories (dollars in billions)	Full-Year 2022 Forecast
Net cash provided by (used in) operating activities*	$6.6 to $7.2
Purchase of property, plant and equipment	($1.7 to $2.0)
Free cash flow	$4.6 to $5.5
Adjustments for special items:
Net costs for significant litigation after-tax payment impacts	~$0.6
Divestiture costs*	—
TCJA transition tax payment	~$0.1
Adjusted free cash flow (b)	$5.3 to $6.2

Net income attributable to 3M*	$4.2 to $4.5
Adjustments for special items:
Net costs for significant litigation	~$1.7
Divestiture costs*	—
Adjusted net income attributable to 3M (a)	$5.9 to $6.2
Adjusted free cash flow conversion (b)	90% to 100%
*    3M does not include projected divestiture gains and the impact potentially-divested businesses may have on expected operations in its forecasted outlook guidance until close of a transaction as these items have not yet occurred and generally involve certain conditions that are outside of 3M’s control. Additionally, 3M cannot, without unreasonable effort, forecast certain items required to develop meaningful comparable GAAP financial measures. These items include, but are not limited to, divestiture costs in light of the fact that such items are difficult to predict in advance to include in a GAAP estimate. This is due to limitations in predicting the meaningful amount and timing of costs and payments involved over the duration of an announced segment-sized deal, including factors outside of 3M’s control, and 3M believes would result in a range of projected values so broad as to not be meaningful to investors. For these reasons, 3M believes that the probable significance of such information is low.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
Adjusted Free Cash Flow (non-GAAP measure) (dollars in millions)	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$1,127	$1,887	$2,138	$3,575
Purchases of property, plant and equipment	(384)	(394)	(808)	(704)
Free cash flow	743	1,493	1,330	2,871
Adjustments for special items:
Net costs for significant litigation after-tax payment impacts	160	70	288	120
TCJA transition tax payment	68	68	68	77
Divestiture-related restructuring after-tax payment impacts	—	3	—	4
Adjusted free cash flow (b)	971	1,634	1,686	3,072

Net income attributable to 3M	$78	$1,524	$1,377	$3,148
Adjustments for special items:
Net costs for significant litigation	1,342	97	1,567	200
Adjusted net income attributable to 3M (a)	$1,420	$1,621	$2,944	$3,348
Adjusted free cash flow conversion (b)	68%	101%	57%	92%
______________________________________
(b)Adjusted free cash flow and adjusted free cash flow conversion are not defined under U.S. GAAP. Therefore, they should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines adjusted free cash flow as net cash provided by operating activities, adjusted for special items, less purchases of property, plant and equipment. Cash payments associated with special items in the determination of adjusted free cash flow are reflected net of applicable tax using the U.S. statutory corporate tax rate during the period of payment. It should not be inferred that the entire adjusted free cash flow amount is available for discretionary expenditures. The Company defines adjusted free cash flow conversion as adjusted free cash flow divided by net income attributable to 3M, adjusted for special items. Special items for the periods presented include the items described in section entitled “Description of Special Items”. The Company believes adjusted free cash flow and adjusted free cash flow conversion are meaningful to investors as they are useful measures of performance and the Company uses these measures as an indication of the strength of the company and its ability to generate cash.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

	Adjusted EBITDA (non-GAAP measure) (c)				Adjusted EBITDA Margin (non-GAAP measure) (c)
	Three months ended June 30,		Six months ended June 30,		Three months ended June 30,		Six months ended June 30,
(Dollars in millions)	2022	2021	2022	2021	2022	2021	2022	2021
Safety and Industrial	$774	$864	$1,617	$1,822	26.5%	28.5%	27.1%	29.7%
Transportation and Electronics	578	616	1,175	1,271	25.4%	26.2%	25.5%	26.7%
Health Care	648	709	1,252	1,331	29.7%	32.8%	29.1%	31.5%
Consumer	284	327	545	630	21.4%	23.3%	20.6%	23.4%
Corporate and Unallocated	4	54	49	105
Total Company	$2,288	$2,570	$4,638	$5,159	26.3%	28.7%	26.5%	29.0%

	Three months ended June 30,		Six months ended June 30,
Adjusted EBITDA (non-GAAP measure) (dollars in millions)	2022	2021	2022	2021
Net sales	$8,702	$8,950	$17,531	$17,801

Net income attributable to 3M	78	1,524	1,377	3,148
Add/(subtract):
Net income/(loss) attributable to noncontrolling interest	4	1	8	4
(Income)/loss from unconsolidated subsidiaries, net of taxes	1	(2)	(1)	(3)
Provision for income taxes	(23)	415	279	734
Other expense/(income):
Interest (Income)/expense	117	113	222	241
Pension & OPEB non-service cost (benefit)	(67)	(80)	(134)	(159)
Depreciation and amortization expense	462	472	921	932
Adjustments for special items:
Net costs for significant litigation	1,716	127	1,966	262
Adjusted EBITDA (c)	$2,288	$2,570	$4,638	$5,159
Adjusted EBITDA margin (c)	26.3%	28.7%	26.5%	29.0%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted EBITDA (non-GAAP measure) Three months ended June 30, 2022 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Net sales	$2,924	$2,268	$2,179	$1,330	$1	$8,702
Business segment operating income (loss) (measure of segment operating performance)	$(707)	$476	$494	$247	$(400)	$110
Add/(subtract):
Depreciation and amortization	144	102	154	37	25	462
Adjustments for special items:
Net costs for significant litigation	1,337				379	1,716
Adjusted EBITDA (non-GAAP measure) (c)	$774	$578	$648	$284	$4	$2,288
Adjusted EBITDA margin (non-GAAP measure) (c)	26.5%	25.4%	29.7%	21.4%		26.3%

Adjusted EBITDA (non-GAAP measure) Three months ended June 30, 2021 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Net sales	$3,029	$2,355	$2,165	$1,400	$1	$8,950
Business segment operating income (measure of segment operating performance)	$662	$513	$548	$290	$(42)	$1,971
Add/(subtract):
Depreciation and amortization	150	103	161	37	21	472
Adjustments for special items:
Net costs for significant litigation	52				75	127
Adjusted EBITDA (non-GAAP measure) (c)	$864	$616	$709	$327	$54	$2,570
Adjusted EBITDA margin (non-GAAP measure) (c)	28.5%	26.2%	32.8%	23.3%		28.7%

Adjusted EBITDA (non-GAAP measure) Six months ended June 30, 2022 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Net sales	$5,975	$4,608	$4,303	$2,643	$2	$17,531
Business segment operating income (loss) (measure of segment operating performance)	$(71)	$972	$942	$471	$(563)	$1,751
Add/(subtract):
Depreciation and amortization	288	203	310	74	46	921
Adjustments for special items:
Net costs for significant litigation	1,400				566	1,966
Adjusted EBITDA (non-GAAP measure) (c)	$1,617	$1,175	$1,252	$545	$49	$4,638
Adjusted EBITDA margin (non-GAAP measure) (c)	27.1%	25.5%	29.1%	20.6%		26.5%

Adjusted EBITDA (non-GAAP measure) Six months ended June 30, 2021 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Net sales	$6,128	$4,751	$4,234	$2,689	$(1)	$17,801
Business segment operating income (measure of segment operating performance)	$1,414	$1,069	$1,012	$559	$(89)	$3,965
Add/(subtract):
Depreciation and amortization	291	202	319	71	49	932
Adjustments for special items:
Net costs for significant litigation	117				145	262
Adjusted EBITDA (non-GAAP measure) (c)	$1,822	$1,271	$1,331	$630	$105	$5,159
Adjusted EBITDA margin (non-GAAP measure) (c)	29.7%	26.7%	31.5%	23.4%		29.0%
______________________________________

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)
(c)     Adjusted EBITDA and adjusted EBITDA margin are not defined under U.S. GAAP. Therefore, adjusted EBITDA and adjusted EBITDA margin should not be considered a substitute for other measures prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines adjusted EBITDA as net income attributable to 3M, adjusted for net income/(loss) attributable to noncontrolling interest, (income)/loss from unconsolidated subsidiaries, provision for income taxes, other expense/(income), depreciation and amortization expense, and special items. For business segments, the Company defines adjusted EBITDA as business segment operating income (loss) (3M’s measure of segment operating performance) adjusted for depreciation and amortization expense and special items. The Company defines adjusted EBITDA margin as adjusted EBITDA divided by net sales. Special items for the periods presented include the items described in the section entitled “Description of Special Items”. The Company considers these non-GAAP measures in evaluating and managing the Company’s operations. The Company believes adjusted EBITDA and adjusted EBITDA margin are meaningful to investors as they provide useful analyses of ongoing underlying operating trends.

Net Debt (non-GAAP measure)	June 30, 2022	December 31, 2021
Total debt	$16,276	$17,363
Less: Cash, cash equivalents and marketable securities	3,011	4,792
Net debt (d)	$13,265	$12,571
______________________________________
(d)     Net debt is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company defines net debt as total debt less the total of cash, cash equivalents and current and long-term marketable securities. 3M believes net debt is meaningful to investors as 3M considers net debt and its components to be an important indicator of liquidity and a guiding measure of capital structure strategy.
Description of Special Items:
In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides various non-GAAP measures that incorporate adjustments for the impacts of special items. Special items incorporated in the preparation of these non-GAAP measures for the periods presented include the items described below:
Net costs for significant litigation:
•These relate to 3M's respirator mask/asbestos, PFAS-related other environmental, and Combat Arms Earplugs matters. Net costs include the impacts of changes in accrued liabilities, external legal fees, and insurance recoveries, along with the associated tax impacts. Net costs related to respirator mask/asbestos and Combat Arms Earplugs matters are reflected as special items in the Safety and Industrial business segment while those associated with PFAS-related other environmental matters are primarily reflected as corporate special items in Corporate and Unallocated. In the second quarter of 2022 and 2021, 3M made payments of approximately $202 million and $90 million, respectively, related to net costs for significant litigation. In the first six months of 2022 and 2021, 3M made payments of approximately $363 million and $153 million, respectively, related to net costs for significant litigation.
Divestiture costs:
•These include costs related to separating and divesting substantially an entire business segment of 3M following public announcement of its intended divestiture.

Gain/loss on sale of businesses:
•There were no gains/losses on sales of businesses for the periods presented. Additionally, 3M does not include expected gains on divestitures in its forecasted outlook guidance as these items have not yet occurred and generally involve certain conditions that are outside of 3M’s control.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)
Divestiture-related restructuring actions:
•In the second quarter of 2021, 3M made payments of approximately $4 million associated with divestiture-related restructuring actions. In the first six months of 2022 and 2021, 3M made payments of approximately $1 million and $5 million, respectively, associated with divestiture-related restructuring actions.
Enactment/measurement period adjustments related to the Tax Cuts and Jobs Act (TCJA)
•In the second quarter of 2022 and 2021, 3M made payments of approximately $68 million and $68 million, respectively, related to the transition tax expense incurred as a result of the 2017 enactment of the TCJA. In the first six months of 2022 and 2021, 3M made payments of approximately $68 million and $77 million, related to the transition tax expense incurred as a result of the 2017 enactment of the TCJA.

3M Company and Subsidiaries
SALES CHANGE ANALYSIS (e)
(Unaudited)

	Three months ended June 30, 2022
Sales Change Analysis By Geographic Area	Americas	Asia Pacific	Europe, Middle East and Africa	Worldwide
Organic sales	3.9%	(1.8)%	(2.0)%	1.0%
Divestitures	—	—	—	—
Translation	(0.2)	(6.0)	(10.2)	(3.8)
Total sales change	3.7%	(7.8)%	(12.2)%	(2.8)%

	Six months ended June 30, 2022
Sales Change Analysis By Geographic Area	Americas	Asia Pacific	Europe, Middle East and Africa	Worldwide
Organic sales	3.2%	0.5%	(2.0)%	1.4%
Divestitures	—	—	—	—
Translation	(0.1)	(4.3)	(7.9)	(2.9)
Total sales change	3.1%	(3.8)%	(9.9)%	(1.5)%

	Three months ended June 30, 2022
Worldwide Sales Change By Business Segment	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Safety and Industrial	0.7%	—%	—%	(4.1)%	(3.4)%
Transportation and Electronics	0.5	—	—	(4.2)	(3.7)
Health Care	4.4	—	—	(3.8)	0.6
Consumer	(2.5)	—	—	(2.5)	(5.0)
Total Company	1.0	—	—	(3.8)	(2.8)

	Six months ended June 30, 2022
Worldwide Sales Change By Business Segment	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Safety and Industrial	0.6%	—%	—%	(3.1)%	(2.5)%
Transportation and Electronics	0.1	—	—	(3.1)	(3.0)
Health Care	4.5	—	—	(2.9)	1.6
Consumer	0.3	—	—	(2.0)	(1.7)
Total Company	1.4	—	—	(2.9)	(1.5)
______________________________________
(e)     Total sales change is calculated based on reported sales results. The components of sales change include organic local-currency sales, acquisitions, divestitures, and translation. Organic local-currency sales include both organic volume impacts (which excludes acquisition and divestiture impacts) and selling price changes. Acquisition and divestiture impacts are measured separately for the first 12 months post-transaction.

3M Company and Subsidiaries
BUSINESS SEGMENTS
(Unaudited)

3M discloses business segment operating income as its measure of segment profit/loss, reconciled to both total 3M operating income and income before taxes. Business segment operating income excludes certain expenses and income that are not allocated to business segments (as described below in “Corporate and Unallocated”).
Effective in the first quarter of 2022, the measure of segment operating performance used by 3M’s chief operating decision maker (CODM) changed and, as a result, 3M’s disclosed measure of segment profit/loss (business segment operating income) was updated. The change to business segment operating income aligns with the update to how the CODM assesses performance and allocates resources for the Company’s business segments. The changes included the items described below. The financial information presented herein reflects the impact of these business segment reporting changes for all periods presented.
Eliminating inclusion of dual credit in measure of segment operating performance
3M business segment operating performance measures were updated to no longer include dual credit to business segments for certain sales and related operating income. Management previously evaluated its business segments based on net sales and operating income performance, including dual credit reporting. 3M reflected additional (“dual”) credit to another business segment when the customer account activity (“sales district”) with respect to the particular product sold to the external customer was provided by a different business segment. For example, privacy screen protection products are primarily sold by the Display Materials and Systems Division within the Transportation and Electronics business segment; however, certain sales districts within the Consumer business segment provide the customer account activity for sales of the product to particular customers. In this example, the non-primary selling segment (Consumer) previously would also have received credit for the associated net sales initiated through its sales district and the related approximate operating income. The offset to the dual credit business segment reporting was reflected as a reconciling item entitled “Elimination of Dual Credit,” such that sales and operating income in total were unchanged.
Reflecting certain litigation-related costs in the Safety and Industrial segment's operating performance measure
3M's business segment operating performance measure with respect to its Safety and Industrial business segment was updated relative to litigation-related costs for respirator mask/asbestos litigation matters. Previously, 3M included these costs, when significant, as a special item within Corporate and Unallocated. 3M now includes all litigation-related costs associated with respirator mask/asbestos litigation matters within the Safety and Industrial business segment (along with other Safety and Industrial matters already included therein, such as those related to Combat Arms Earplugs).

BUSINESS SEGMENT INFORMATION	Three months ended June 30,		Six months ended June 30,
NET SALES
(Millions)	2022	2021	2022	2021
Safety and Industrial	$2,924	$3,029	$5,975	$6,128
Transportation and Electronics	2,268	2,355	4,608	4,751
Health Care	2,179	2,165	4,303	4,234
Consumer	1,330	1,400	2,643	2,689
Corporate and Unallocated	1	1	2	(1)
Total Company	$8,702	$8,950	$17,531	$17,801

3M Company and Subsidiaries
BUSINESS SEGMENTS - (CONTINUED)
(Unaudited)

BUSINESS SEGMENT INFORMATION	Three months ended June 30,		Six months ended June 30,
OPERATING INCOME (LOSS)
(Millions)	2022	2021	2022	2021
Safety and Industrial	$(707)	$662	$(71)	$1,414
Transportation and Electronics	476	513	972	1,069
Health Care	494	548	942	1,012
Consumer	247	290	471	559
Total business segment operating income (loss)	510	2,013	2,314	4,054
Corporate and Unallocated
Corporate special items:
Net costs for significant litigation	(379)	(75)	(566)	(145)
Other corporate expense - net	(21)	33	3	56
Total Corporate and Unallocated	(400)	(42)	(563)	(89)
Total Company operating income	110	1,971	1,751	3,965

Other expense/(income), net	50	33	88	82
Income before income taxes	$60	$1,938	$1,663	$3,883
Corporate and Unallocated
Corporate and Unallocated operating income includes “corporate special items” and “other corporate expense-net”. Corporate special items include net costs for significant litigation associated with PFAS-related other environmental matters, gain/loss on sale of businesses, and divestiture-related restructuring costs. Other corporate expense-net includes items such as net costs related to limited unallocated corporate staff and centrally managed material resource centers of expertise costs, corporate philanthropic activity, and other net costs that 3M may choose not to allocate directly to its business segments. Other corporate expense-net also includes costs and income from contract manufacturing, transition services and other arrangements with the acquirer of the former Drug Delivery business following its 2020 divestiture. Items classified as revenue from this activity are included in Corporate and Unallocated net sales. Because Corporate and Unallocated includes a variety of miscellaneous items, it is subject to fluctuation on a quarterly and annual basis.

About 3M
At 3M, we apply science in collaborative ways to improve lives daily as our employees connect with customers all around the world. Learn more about 3M’s creative solutions to the world’s problems at www.3M.com or on Twitter @3M or @3MNews.

Please note that the company announces material financial, business and operational information using the 3M investor relations website, SEC filings, press releases, public conference calls and webcasts. The company also uses the 3M news center and social media to communicate with our customers and the public about the company, products and services and other matters. It is possible that the information 3M posts on the news center and social media could be deemed to be material information. Therefore, the company encourages investors, the media and others interested in 3M to review the information posted on 3M’s news center and the social media channels such as Twitter@3M or @3MNews.

Contacts
3M
Investor Contacts:
Bruce Jermeland, 651-733-1807
or
Diane Farrow, 612-202-2449